UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

Identiv, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900-B Carnegie Avenue
Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (657) 356-8384

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	INVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock and Asset Purchase Agreement

On June 24, 2026, Identiv, Inc. (“Identiv”) entered into a Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Trackonomy Systems, Inc., a Delaware corporation (“Buyer”). Upon the terms and subject to the conditions set forth in the Purchase Agreement, at the closing of the transactions contemplated thereby, Identiv will sell its specialty Internet of Things business (the “Business”) to Buyer through the sale of substantially all of its operating assets, including all outstanding shares of Identiv (Thailand) Co., Ltd, a wholly-owned subsidiary of Identiv, and $25 million in cash, subject to customary adjustments set forth in the Purchase Agreement for working capital, indebtedness and certain contract-related capital expenditures, in exchange for $50 million of shares of Series C Preferred Stock of Buyer, at a value of $20.07 per share (the “Purchase Price”), and the assumption of certain liabilities related to the Business (collectively, the “Stock and Asset Sale”).

The completion of the Stock and Asset Sale and the other transactions contemplated by the Purchase Agreement (the “Closing”) is subject to customary conditions, including, (1) the approval of the Stock and Asset Sale by Identiv stockholders (the “Stockholder Approval”), (2) the approval of the Stock and Asset Sale by Buyer stockholders, (3) the absence of any order that has the effect of enjoining or otherwise prohibiting the completion of the Stock and Asset Sale, (4) each party’s representations and warranties being true and correct as of the Closing, (5) each party’s material compliance with agreements, covenants and conditions, (6) delivery of the Purchase Price, (7) delivery of the Purchased Assets and (8) the filing by Buyer of a charter amendment with the Secretary of State of the State of Delaware to increase the authorized number of shares of Series C Preferred Stock.

The Purchase Agreement includes customary representations, warranties and covenants of Identiv and Buyer, including covenants to use their respective commercially reasonable efforts to consummate the transactions contemplated by the Purchase Agreement. Between the date of execution of the Purchase Agreement and the Closing, Identiv has agreed to conduct the Business in the ordinary course of business, and Buyer has agreed to conduct its business and operations in the ordinary course of business, in each case subject to specified operating covenants.

Identiv also has agreed not to, and to use reasonable best efforts to cause each of its representatives not to solicit, initiate or knowingly facilitate or knowingly encourage any third-party alternative acquisition proposals and has agreed to certain restrictions on its and its representatives’ ability to respond to any such proposals. Prior to the Stockholder Approval and subject to certain notice and other specified conditions, Identiv’s board of directors (the “Board”) may, in connection with a superior proposal (as defined in the Purchase Agreement), withdraw its recommendation in favor of adoption of the Purchase Agreement or terminate the Purchase Agreement to enter into a definitive agreement providing for such superior proposal if, in each case, the Board determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties. Prior to the Stockholder Approval and subject to certain notice and other specified conditions, the Board also may withdraw its recommendation in favor of adoption of the Purchase Agreement (but not terminate the Purchase Agreement) if, in connection with a material event or circumstance (other than an inquiry or proposal with respect to an alternative acquisition transaction) that was not known or reasonably foreseeable to the Board (or if known or reasonably foreseeable, the consequences of which were not known or reasonably foreseeable to the Board) as of the date of the Purchase Agreement, it determines in good faith that a failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties.

The Purchase Agreement includes termination provisions for both Identiv and Buyer. The Purchase Agreement provides that Identiv will be required to pay Buyer a termination fee equal to $750,000 (the “Termination Fee”) if the Purchase Agreement is terminated (i) by Identiv to enter into an agreement in respect of a superior proposal as described above, (ii) by Buyer prior to the Stockholder Approval if the Board (A) withdraws its recommendation in favor of the adoption of the Purchase Agreement, (B) fails to publicly reaffirm its recommendation in favor of the adoption of the Purchase Agreement in certain circumstances or fails to recommend against an alternative transaction that is a tender offer or exchange offer or (C) adopts or recommends a third-party alternative acquisition proposal (collectively, an “Adverse Recommendation Change”), or (iii) by either party due to the failure to obtain the Stockholder Approval at the stockholders meeting for such approval (including any adjournments and postponements thereof). Additionally, the Purchase Agreement provides that if Identiv fails to pay the Termination

Fee, Identiv will (i) reimburse all of Buyer’s reasonable and documented out-of-pocket expenses incurred in connection with collection of such overdue amount and the enforcement by Buyer of its rights under the Purchase Agreement and (ii) pay interest on such overdue amount at the prime rate in effect on the date such overdue amount was originally required to be paid.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. It is not intended to provide any other factual information about Identiv, Buyer or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties by each of the parties to the Purchase Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, as well as by information contained in each party’s periodic reports filed with the Securities and Exchange Commission (the “SEC”), and may be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Identiv, Buyer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Identiv’s public disclosures.

The Purchase Agreement includes a limited trademark license, pursuant to which Buyer will grant Identiv a non-exclusive, non-transferable right to use the “Identiv” name and logo for a period of nine (9) months after the Closing for limited purposes, including in connection with SEC filings, in the name of Seller and its Subsidiaries that include Identiv as of the Purchase Agreement and on signage, properties, stationery and promotional materials that are Excluded Assets as set forth in the Purchase Agreement.

Voting and Support Agreement

Concurrently with the execution of the Purchase Agreement, certain funds affiliated with Bleichroeder LP (“Bleichroeder”) (the “Bleichroeder Holders”), entered into a voting and support agreement with Identiv and Buyer (the “Voting and Support Agreement”) pursuant to which, among other things and subject to the terms and conditions therein, the Bleichroeder Holders agreed, in their capacities as holders of shares of Identiv’s common stock, $0.001 par value per share (“Common Stock”), and Series B convertible preferred stock, $0.001 par value per share (“Series B Preferred Stock”), as applicable, to vote all shares of Common Stock and Series B Preferred Stock beneficially owned by the Bleichroeder Holders at the time of the stockholder vote on the Stock and Asset Sale in favor of adoption of the Purchase Agreement and the approval of the transactions contemplated by the Purchase Agreement, including the Stock and Asset Sale, and any other matter necessary to consummate such transactions, and not to vote in favor of, or tender their shares of Common Stock or Series B Preferred Stock into, any competing offer or acquisition proposal. In addition, the Bleichroeder Holders waived appraisal rights and provided an irrevocable proxy to Buyer to vote in favor of the Stock and Asset Sale, including by voting for the adoption of the Purchase Agreement. As of the date of the Voting and Support Agreement, an aggregate of 2,884,495 shares of Common Stock and 5,000,000 shares of Series B Preferred Stock, representing approximately 12% of the outstanding shares of Common Stock and 100% of the outstanding shares of Series B Preferred Stock, respectively, are subject to the Voting and Support Agreement.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting and Support Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Ancillary Agreements

At the Closing, the parties intend to enter into certain additional agreements, including (i) a transition services agreement, pursuant to which each party will provide certain services of a transitional nature to the other party, (ii) a rights agreement, pursuant to which Buyer will grant Identiv certain rights and Identiv will be subject to certain restrictions in connection with Identiv’s ownership of shares of Series C Preferred Stock of Buyer, including board observer rights, confidentiality obligations, transfer rights and restrictions, and other post-closing covenants, and (iii) a strategic framework agreement, pursuant to which the parties intend to negotiate and enter into a definitive agreement to support future collaboration on new software acquisition opportunities intended to facilitate, in part, Identiv’s post-Closing business strategy.

Governance Letter Agreement

Concurrently with the execution of the Voting and Support Agreement, Identiv and Bleichroeder entered into a letter agreement (the “Governance Letter Agreement”). Pursuant to the Governance Letter Agreement, Identiv agreed to include in its upcoming proxy statement a proposal seeking stockholder approval of Bleichroeder’s ability to convert Series B Preferred Stock in excess of 19.9% of Identiv’s outstanding Common Stock and to exceed 19.9% of Identiv’s outstanding stock generally. Identiv also agreed, for a three-year period, not to amend or modify its bylaws to prevent, impair or delay the ability of stockholders holding 10% or more of Identiv’s outstanding capital stock from calling special meetings of stockholders, and to consult reasonably with Bleichroeder with respect to dividends, distributions, stock repurchases and other transactions providing liquidity to stockholders.

The Governance Letter Agreement also provides Bleichroeder with the right to nominate one designee, reasonably acceptable to the then-current Board, for election to the Board at each annual meeting of stockholders for so long as Bleichroeder holds at least 20% of Identiv’s outstanding Common Stock, including for this purpose securities convertible into Common Stock without giving effect to any conversion limitations applicable to the Series B Preferred Stock, and a second such designee if Bleichroeder’s ownership increases to 40% or more. Identiv also agreed to use reasonable best efforts to obtain the election of any such Bleichroeder designees and, upon Bleichroeder’s request, to appoint any such designees then serving on the Board to any committee designated to review or oversee strategic alternatives for Identiv, subject to customary recusal requests in the event of any potential conflict of interest. The Governance Letter Agreement further contains Identiv’s acknowledgment that the restrictions on business combinations under Section 203 of the Delaware General Corporation Law are no longer applicable to Bleichroeder, Bleichroeder’s acknowledgment and agreement that the Board and its committees must satisfy applicable Nasdaq and SEC independence requirements, and Bleichroeder’s agreement that, if it acquires more than 40% of Identiv’s voting stock, it shall vote shares held above such threshold in the same proportion as shares voted by Identiv’s other stockholders.

The foregoing description of the Governance Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Governance Letter Agreement, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Following the Closing, Identiv expects to remain publicly listed on Nasdaq under the same ticker symbol. However, because the Identiv name will be included in the sale of the Business, Identiv expects to change its corporate name after the Closing. Additionally, following the Closing, Identiv expects to transition to a SaaS- and physical AI-focused company and to pursue a strategy focused on acquiring compliance SaaS businesses in highly regulated industries.

On June 24, 2026, Identiv issued a press release announcing entry into the Purchase Agreement and its post-Closing business strategy, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.3. On June 24, 2026, Identiv intends to hold a conference call to discuss the transactions contemplated by the Purchase Agreement. A copy of the investor presentation to be used in connection with such conference call is furnished with this Current Report on Form 8-K as Exhibit 99.4.

The information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.3 and 99.4, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On November 7, 2024, the Board authorized a stock repurchase program (the “Stock Repurchase Program”), pursuant to which the Company may purchase up to $10,000,000 of its Common Stock.

On June 24, 2026, the Board authorized an increase to the Company’s existing Stock Repurchase Program, pursuant to which the Company may now purchase up to $40,000,000 of Common Stock. This amount is in addition to the $1,878,855 that was previously repurchased under the Stock Repurchase Program. The Company intends to repurchase shares of Common Stock on a discretionary basis from time to time through open market repurchases, privately negotiated transactions, or other means.

The timing and amount of shares repurchased, if any, will depend on a number of factors, including stock price, trading volume, general market and business conditions, liquidity and capital needs, and other factors. The Stock Repurchase Program does not obligate the Company to repurchase any specific dollar amount or acquire any specific number of shares of Common Stock. The Stock Repurchase Program has no expiration date and may be suspended or discontinued at any time without notice.

* * *

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of management of Identiv and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” and similar references to the future. Any statement that is not a historical fact, including statements regarding Identiv’s strategy, opportunities, focus and goals; the expected benefits of the transaction; the terms and conditions related to the transaction, including required stockholder approvals; the expected timing and completion of the transaction; the final amount of Identiv’s expected cash contribution; the anticipated strategic partnership between Identiv and Buyer, including the parties’ ability to enter into a definitive agreement with respect thereto, the terms thereof, and the expected benefits; Identiv’s beliefs regarding its post-closing go-forward business model and acquisition strategy; Identiv’s intent to remain listed on Nasdaq; Identiv’s intent to change its corporate name following the closing of the transaction; and the timing, amount and execution of any stock repurchases, is a forward-looking statement. Forward-looking statements are subject to a number of risks and uncertainties, many of which are outside Identiv’s control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approval of Identiv’s and Buyer’s stockholders are not obtained; the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement; potential litigation relating to the transaction and the effects of any outcome related thereto; the ability of each party to consummate the transaction on a timely basis, or at all; the failure of the transaction to close for any reason, or in the timeframe currently anticipated; risks that the transaction disrupts current business, plans and operations of Identiv or its business prospects; competitive responses to the transaction; costs, fees or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; Identiv’s ability to continue the momentum in its business until closing; changes to the amount of cash transferred by Identiv pursuant to the Purchase Agreement; the parties’ ability to negotiate and enter into a definitive agreement contemplated by the strategic partnership framework agreement and the terms thereof; the ability of the expected strategic partnership, related software opportunities or future value-creating opportunities to achieve anticipated benefits; Identiv’s ability to execute its post-closing go-forward business strategy and the success thereof; risks related to the growth of the markets Identiv intends to enter; Identiv’s ability to remain listed on Nasdaq; risks related to the timing, amount and execution of any stock repurchases; diversion of management’s attention from Identiv’s business; the ability of Identiv to retain key personnel; Identiv’s ability to satisfy customer demand and expectations; the loss of customers, suppliers or partners; and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2025, as amended, and subsequent reports filed with the SEC. All forward-looking statements are based on information available to Identiv as of the date of this Current Report on Form 8-K and Identiv undertakes no obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

Identiv intends to file with the SEC a proxy statement on Schedule 14A with respect to its solicitation of proxies for approval of the transaction (the “Proxy Statement”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY IDENTIV AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Identiv free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Identiv are also available free of charge in the “Investors—SEC Filings” section of Identiv’s website at ir.identiv.com/sec-filings.

Participants in the Solicitation

Identiv, its directors, director nominees, and its executive officers are or may be deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from stockholders of Identiv in connection with the transactions contemplated by the Purchase Agreement.

Information about Identiv’s directors and executive officers, including compensation, is set forth in Amendment No. 1 to Identiv’s Annual Report on Form 10-K/A for the year ended December 31, 2025, filed with the SEC on April 29, 2026 (the “Amended Annual Report”), under Part III, Item 10. “Directors, Executive Officers and Corporate Governance” and Part III, Item 11. “Executive Compensation.”

Information about the ownership of common stock by Identiv’s directors and executive officers is set forth in the Amended Annual Report under Part III, Item 12. “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.” Any changes to the holdings by the directors and executive officers of Identiv securities reported in the Amended Annual Report have and will be reflected in Forms 3, 4 or 5 to be filed with the SEC, including the Form 4 filed on June 2, 2026, as well as the section entitled “Security Ownership of Certain Beneficial Owners and Management” of Identiv’s definitive Proxy Statement, and other materials to be filed with the SEC. All these documents are or will be available free of charge at the SEC’s website at www.sec.gov and in the “Investors—SEC Filings” section of Identiv’s website at ir.identiv.com/sec-filings.

In addition, each of Bleichroeder LP and Bleichroeder Holdings LLC (together, “Bleichroeder”) is or may be deemed to be a “participant” in the solicitation of proxies from stockholders of Identiv in connection with the transactions contemplated by the Purchase Agreement. Information about the ownership of securities of Bleichroeder is set forth under Part III, Item 12. “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of the Amended Annual Report and Amendment No. 4 to the Schedule 13D/A filed on March 21, 2025. Any further changes will be reflected in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of Identiv’s definitive Proxy Statement, and other materials to be filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1#	Stock and Asset Purchase Agreement dated June 24, 2026 between Identiv, Inc. and Trackonomy Systems, Inc.

99.1#	Voting and Support Agreement dated June 24, 2026 by and among Identiv, Inc., Trackonomy Systems, Inc. and each of the entities named therein.

99.2	Governance Letter Agreement dated June 24, 2026 by and among Identiv, Inc and Bleichroeder LP.

99.3	Press Release dated June 24, 2026 issued by Identiv, Inc.

99.4	Investor Presentation dated June 24, 2026.

104	Cover page Interactive data file (embedded within the inline XBRL document).

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Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC. Identiv agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

June 24, 2026	By:	/s/ Kirsten Newquist
Kirsten Newquist Chief Executive Officer